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                                                                   EXHIBIT 10.31


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                         EQUITY LINE FINANCING AGREEMENT


                                     BETWEEN


                             GADZOOX NETWORKS, INC.


                                       AND


                                SOCIETE GENERALE


                                   DATED AS OF


                                  JUNE 28, 2001


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                         EQUITY LINE FINANCING AGREEMENT

        EQUITY LINE FINANCING AGREEMENT (this "Agreement"), dated as of June 28, 2001, between GADZOOX NETWORKS, INC., a Delaware corporation (the "Company"), and SOCIETE GENERALE, a bank organized under the laws of France (the "Investor").

                              W I T N E S S E T H:

        WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company may issue and sell to the Investor from time to time as provided herein, and the Investor shall purchase from the Company, shares of Common Stock for an aggregate purchase price up to $20,000,000 on a private placement basis pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933; and

        WHEREAS, the Investor shall be entitled to resell shares of Common Stock acquired hereunder pursuant to a resale registration statement established by the Company pursuant to the terms of the Registration Rights Agreement between the Company and the Investor which shall be declared effective by the Commission prior to the delivery of a Draw Down Notice hereunder.

        NOW THEREFORE, in consideration of the premises, representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

        SECTION 1.01. CERTAIN DEFINITIONS. For purposes of this Agreement, capitalized terms used herein and not otherwise defined shall have the following respective meanings:

        "Affiliate" of a Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first- mentioned Person. The term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

        "Average Daily Trading Volume" with respect to any Draw Down effected by the Company shall mean the average daily volume of shares of Common Stock traded on the Principal Market as reported by Bloomberg Financial during the thirty
(30) consecutive Trading Day period ending on the Trading Day immediately preceding the date on which a Draw Down Notice is delivered pursuant to Section 2.03(b) hereof.

        "Bloomberg Financial" shall mean Bloomberg Financial Markets or an equivalent reliable reporting service acceptable to the Company and hereafter designated by the Investor.

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        "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of corporate stock, including each class of common stock and preferred stock, of such Person.

        "Closing" shall have the meaning set forth in Section 2.02.

        "Closing Date" shall mean the date on which the Closing occurs.

        "Comfort Letter" shall mean a letter from Arthur Andersen LLP or another "Big Five" independent public accounting firm, in form and substance reasonably satisfactory to the Investor, addressed to the Investor and dated as of the Effective Date or the filing date of any Current Report on Form 8-K, if such report contains substantial financial information, (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the Effective Date or filing date, as applicable, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

        "Commission" means the United States Securities and Exchange
Commission.

        "Commitment Period" shall mean the period commencing on the Effective Date and expiring on the earliest to occur of (x) the date on which the Investor shall have purchased Draw Down Shares pursuant to this Agreement for an aggregate Purchase Price of $20,000,000, (y) the date this Agreement is terminated pursuant to Article X and (z) the date occurring twenty-four (24) months from the date hereof.

        "Common Stock" shall mean the Company's common stock, $0.005 par value per share.

        "Common Shares" shall mean shares of the Company's Common Stock issued or issuable pursuant to this Agreement.

        "Draw Down" shall mean each occasion the Company elects to exercise its right to deliver a Draw Down Notice requiring the Investor to purchase the Common Shares as specified in such Draw Down Notice, subject to the terms and conditions of this Agreement.

        "Draw Down Cancellation" shall have the meaning set forth in Section 6.04(a).

        "Draw Down Cancellation Date" shall have the meaning set forth in
Section 6.04(a).

        "Draw Down Cancellation Notice" shall have the meaning set forth in
Section 6.04(a).

        "Draw Down Date" shall mean any Trading Day during the Commitment Period that a Draw Down Notice to sell Common Stock to the Investor is deemed delivered pursuant to Section 2.03(b) hereof.

        "Draw Down Notice" shall mean a written notice to the Investor delivered in accordance with this Agreement in the form attached hereto as Exhibit A setting forth the Investment


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Amount that the Company intends to sell to the Investor pursuant to such Draw
Down and the Floor Price applicable to such Draw Down.

        "Draw Down Shares" shall mean all shares of Common Stock issued or issuable pursuant to a Draw Down that has occurred or may occur in accordance with the terms and conditions of this Agreement.

        "DWAC Transfer" shall have the meaning set forth in Section 2.04.

        "Effective Date" shall mean the date on which the Commission first declares effective a Registration Statement registering the resale of the Registrable Securities as set forth in Section 6.02(a).

        "Exchange Act" means the Securities Exchange Act of 1934.

        "Floor Price" shall mean the lowest VWAP (before taking into account any discount used to calculate the Purchase Price hereunder) at which the Company will sell its Common Stock as specified in the Draw Down Notice delivered in connection with any Draw Down effected pursuant to this Agreement, but in no event shall the Floor Price be less than $1.00.

        "Governmental Authority" means any federal or state government or political subdivision thereof and any agency or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

        "Investment Amount" shall mean the aggregate dollar amount (within the range specified in Section 2.03) of any Draw Down Shares to be purchased by the Investor with respect to any Draw Down effected by the Company in accordance with Section 2.03 hereof.

        "Irrevocable Transfer Agent Instructions" shall have the meaning set forth in Article IX.

        "Material Adverse Effect" has the meaning set forth in Section 3.01.

        "Maximum Draw Down Amount" with respect to any Draw Down effected by the Company in accordance with Section 2.03 hereof shall mean the lesser of (i) $3,000,000 (subject to increase to $4,000,000 in the event the average VWAP for the Common Stock for the five Trading Days immediately preceding the applicable Draw Down Date, multiplied by the Average Daily Trading Volume of the Common Stock applicable with respect to such Draw Down Date shall exceed $8,000,000 and
(ii) 10% of the product of (x) the average VWAP for the Common Stock for the five Trading Days immediately preceding the applicable Draw Down Date, multiplied by (y) the Average Daily Trading Volume of the Common Stock applicable with respect to such Draw Down Date, multiplied by (z) 5.

        "Maximum Share Amount" shall have the meaning set forth in Section 2.01(c).

        "Minimum Draw Down Amount" shall mean $200,000.

        "Periodic Accountant's Report" shall mean a review report from Arthur Andersen LLP or another "Big Five" independent public accounting firm, delivered to the Investor within 45 days


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of the end of each of the Company's fiscal quarters (other than the fourth fiscal quarter) in conjunction with such accounting firm's issuance to the Company of a SAS No. 71 review report with respect to each of the Company's quarterly financial statements.

        "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind.

        "Principal Market" shall mean the Nasdaq National Market, the American Stock Exchange or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

        "Prospectus Supplement" shall have the meaning set forth in Section 6.02(o).

        "Purchase Price" with respect to each Trading Day during a Valuation Period shall mean 94% of the VWAP for such Trading Day.

        "Registrable Securities" shall mean the Draw Down Shares, and any other shares of capital stock issued or issuable as a dividend on or in exchange for or otherwise with respect to the Draw Down Shares and until (i) the Registration Statement has been declared effective by the Commission and all such shares have been disposed of pursuant to the Registration Statement, (ii) all such shares have been sold under circumstances under which all of the applicable conditions of Rule 144 (or any similar provision then in force) are met, (iii) all such shares have been otherwise transferred and the Company shall have delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend, (iv) such time as, in the opinion of counsel to the Company, all such shares may be sold without any time, volume or manner limitations pursuant to Rule 144(k) (or any similar provision then in effect) under the Securities Act or (v) any combination of the foregoing relating to all such shares.

        "Registration Rights Agreement" shall mean the agreement regarding the filing of the Registration Statement for the resale of the Registrable Securities entered into between the Company and the Investor as of the Closing Date.

        "Registration Statement" shall mean a registration statement on such form promulgated by the Commission for which the Company then qualifies and which counsel for the Company shall deem appropriate and which form shall be available for the resale of the Registrable Securities to be registered thereunder in accordance with the provisions of this Agreement and the Registration Rights Agreement, and in accordance with the intended method of distribution of such securities, for the registration of the resale by the Investor of the Registrable Securities under the Securities Act.

        "SEC Reports" means, the Company's Annual Report on Form 10-K for the year ended March 31, 2000, the Company's Reports on Form 10-Q for each of the quarters ended June 30, 2000, September 30, 2000 and December 31, 2000, and each of the Company's Current Reports on Form 8-K filed since March 31, 2000.

        "Securities Act" means the Securities Act of 1933.


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        "Settlement Date" shall mean the sixth Trading Day following the Draw
Down Date.

        "Trading Day" shall mean any day during which the Principal Market shall be open for trading.

        "Transaction Documents" means, collectively, this Agreement and the Registration Rights Agreement.

        "Valuation Period" shall mean the period of five (5) consecutive Trading Days following the Trading Day on which a Draw Down Notice is delivered or deemed to be delivered pursuant to Section 2.03(b) hereof.

        "VWAP" for any given Trading Day shall mean the daily volume weighted average price of the Common Stock on such date on the Principal Market as reported by Bloomberg Financial using the AQR function.

                                   ARTICLE II

                        SALE AND PURCHASE OF COMMON STOCK

        SECTION 2.01. INVESTMENTS. (a) Purchase and Sale of Common Stock. Subject to the terms and conditions of this Agreement, the Company, at its sole and exclusive option, may issue and sell to the Investor, and the Investor shall purchase from the Company shares of the Company's Common Stock (based upon each of the five (5) Trading Days occurring during a Valuation Period), based on such number of Draw Downs (subject to the Maximum Draw Down Amount and the Minimum Draw Down Amount) as the Company, in its sole discretion, shall choose to deliver during the Commitment Period until the aggregate Investment Amount with respect to Common Shares purchased under this Agreement equals $20,000,000 or this Agreement is otherwise terminated.

        (b) Draw Downs. Upon the terms and subject to the conditions set forth herein, on any Trading Day as provided in Section 2.03(b) hereof during the Commitment Period on which the conditions set forth in Section 6.02 and 6.03 hereof have been satisfied, the Company may exercise a Draw Down by the delivery of a Draw Down Notice to the Investor. The aggregate number of Draw Down Shares that the Investor shall be obligated to purchase pursuant to such Draw Down shall be determined in accordance with Section 2.03(c). Each Draw Down will be settled on the applicable Settlement Date following the Draw Down Date.

        (c) Maximum Amount of Draw Down Shares. Unless the Company obtains the approval of its stockholders in accordance with the applicable rules of the Principal Market, no more than 6,812,400 shares of Common Stock (the "Maximum Share Amount") may be issued and sold pursuant to all Draw Downs hereunder.

        SECTION 2.02. EFFECTIVENESS. The effectiveness of this Agreement (the "Closing") shall be deemed to take place concurrently with the execution and delivery of this Agreement by the parties hereto and the completion of the closing transactions set forth in the immediately following sentence. At the Closing, the following closing transactions shall take place, each of


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which shall be deemed to occur simultaneously with the Closing: (i) the Company and the Investor shall execute and deliver the Registration Rights Agreement;
(ii) Company shall deliver to the Investor a certificate executed by the Secretary of the Company, signing in such capacity, dated the date of the Closing (A) certifying that attached thereto are true and complete copies of the resolutions duly adopted by the Board of Directors of the Company authorizing the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby (including, without limitation, the reservation and issuance of the Common Stock pursuant to this Agreement), which authorization shall be in full force and effect on and as of the date of such certificate and (B) certifying and attesting to the office, incumbency, due authority and specimen signatures of each Person who executed any Transaction Document for or on behalf of the Company; (iii) the Company shall deliver to the Investor a certificate executed by an executive officer of the Company, confirming the accuracy of the representations and warranties of the Company contained in this Agreement; (iv) Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel to the Company, shall deliver to the Investor an opinion, dated the date of the Closing and addressed to the Investor, covering customary matters; and (iv) the Company shall pay the expenses set forth in Section 9.02 hereof by wire transfer to the account designated by the Investor in writing prior to the Closing.

        SECTION 2.03. MECHANICS OF DRAW DOWNS. (a) Draw Down Notice. On any Trading Day during the Commitment Period, the Company may deliver a Draw Down Notice to the Investor, subject to the satisfaction of the conditions set forth in Sections 6.02 and 6.03; provided, however, the Investment Amount for each Draw Down as designated by the Company in the applicable Draw Down Notice shall be neither less than the Minimum Draw Down Amount nor more than the Maximum Draw Down Amount (as determined as of the applicable Draw Down Date); provided further, however, that if the Maximum Draw Down Amount as of the applicable Draw Down Date is less than the Minimum Draw Down Amount, the Company shall not be entitled to deliver any such Draw Down Notice.

        (b) Delivery of Draw Down Notice. (i) A Draw Down Notice shall be deemed delivered on a Trading Day if it is received by facsimile or otherwise (and the Company confirms such delivery by e-mail notice or by telephone (including voicemail message)) by the Investor prior to 3:00 p.m., New York City time on such Trading Day, or (ii) in the event it is received by facsimile or otherwise subsequent to 3:00 p.m., New York City time, on a Trading Day, then it shall be deemed delivered on the immediately succeeding Trading Day. No Draw Down Notice may be delivered other than on a Trading Day during the Commitment Period.

        (c) Determination of Draw Down Shares Issuable. Subject to Section 2.03(d) and (e) hereof, the number of Draw Down Shares to be purchased by the Investor with respect to any Draw Down shall be determined on a daily basis on each Trading Day during the applicable Valuation Period and shall equal with respect to any such Trading Day the quotient of (x) one-fifth (1/5) of the Investment Amount, divided by (y) the Purchase Price for such Trading Day. The portion of the Investment Amount for which Draw Down Shares may be issued for each Trading Day during the Valuation Period may not exceed one-fifth (1/5) of the Investment Amount.

        (d) Floor Price Limitation. If the VWAP on any Trading Day during a Valuation Period is less than the Floor Price specified in the applicable Draw Down Notice, the Company


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shall not sell and the Investor shall not purchase the Draw Down Shares otherwise to be purchased for such Trading Day. In such case, the Investment Amount shall be reduced by one-fifth (1/5) of the Investment Amount for each such Trading Day.

        (e) Minimum Trading Hours Limitation. In the event that the Common Stock is not listed and approved for trading on a Principal Market and free from any halts or suspensions of trading (whether imposed generally on such Principal Market or specifically with respect to the Common Stock) for a period of at least six (6) hours on any Trading Day during a Valuation Period, then the Company shall not sell and the Investor shall not purchase the Draw Down Shares otherwise to be purchased in respect of such Trading Day. In such case, the Investment Amount shall be reduced by one-fifth (1/5) of the Investment Amount for each such Trading Day.

        (f) The Company shall not be subject to any penalty, liability for damages or any other obligation to the Investor, including its affiliates, successors and assigns, for any reduction of the Investment Amount or the Draw Down Shares pursuant to this Section 2.03.

        SECTION 2.04. SETTLEMENTS. Subject to the provisions of Section 6.04, on each Settlement Date the Company shall, unless otherwise instructed by the Investor, cause the Transfer Agent to electronically transmit shares of Common Stock to the Investor (by crediting the account of the Investor's Prime Broker, as designated by the Investor, with the Depository Trust Company through its Deposit Withdrawal Agent Commission system ("DWAC Transfer")) representing the Draw Down Shares to be purchased by the Investor on such Settlement Date with respect to the Draw Down Period immediately preceding such Settlement Date pursuant to Section 2.03(c) hereof against delivery by the Investor of the portion of the Investment Amount representing the Draw Down Shares to be purchased on such Settlement Date by wire transfer immediately of available funds to an account designated by the Company on or before the Settlement Date. In addition, on or prior to each such Settlement Date, each of the Company and the Investor shall deliver all documents, instruments and writings required to be delivered by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein.

        The Investor acknowledges that although the Draw Down Shares acquired from the Company pursuant to a DWAC Transfer do not bear a restrictive legend, they constitute "restricted securities" within the meaning of the Securities Act and the Investor agrees it will transfer the Draw Down Shares through the facilities of The Depository Trust Company only pursuant to the Registration Statement or pursuant to Rule 144 under the Securities Act.

        SECTION 2.05. DAMAGES FOR LATE DELIVERY OR NON-DELIVERY OF DRAW DOWN SHARES; INVESTOR RIGHT TO VOID DRAW DOWN NOTICE. (a) In the event the Draw Down Shares are not delivered by the Company on any Settlement Date (or are not delivered at all, as contemplated by Section 6.04 or otherwise) other than as a result of the fault of the Investor, the Company will pay the Investor, the actual damages, if any, incurred by the Investor as a result of such late delivery or non-delivery. For purposes of the foregoing, the actual damages of the Investor shall mean the actual costs, penalties and interest expense incurred by the Investor resulting from its failure to deliver on the Settlement Date any Draw Down Shares it was entitled to receive from the Company on any Settlement Date to any unaffiliated third party to whom it had agreed to


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deliver shares of Common Stock. The Investor agrees to act in good faith and use commercially reasonable efforts to minimize its actual damages in any such event and shall provide the Company with a detailed calculation of its actual damages and supporting documentation therefor. Such amount may be offset by the Investor against the portion of the Investment Amount otherwise payable by the Investor with respect to such Draw Down Shares or future payment obligations of the Investor with respect to subsequent Draw Down Notices. No amounts shall be payable in the event the Investor does not incur any actual damages. In the event the Company does not deliver Draw Down Shares within five (5) Trading Days of the Settlement Date, the Investor may, by written notice to the Company cancel such transaction with respect to the Draw Down Shares not delivered.

        (b) The Company may not deliver a Draw Down Notice in the event (1) all prior required deliveries of Draw Down Shares have not been made and the Investor has not cancelled the transaction pursuant to Section 2.05(a) or (2) the Company has not paid any amounts owed to the Investor pursuant to Section 2.05(a) unless, in connection with such notice, the Company shall have advised the Investor in writing that the Investor may offset the amounts payable by the Company (which amount shall be set forth in such notice and shall be consistent with the Investor's calculation thereof) against the portion of the Investment Amount otherwise payable by the Investor with respect to such Draw Down Notice.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        As a material inducement to the Investor to enter into this Agreement, the Company hereby represents and warrants to the Investor that, except as set forth in the Disclosure Schedules delivered by the Company to the Investor and attached hereto, on and as of the date hereof:

        SECTION 3.01. ORGANIZATION AND STANDING. The Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority necessary for it to own its properties and assets and to carry on its business as it is now being conducted (and, to the extent described therein, as described in the SEC Reports) and proposed to be conducted. The Company and each of its subsidiaries is duly qualified to transact business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of its businesses makes such qualification necessary, except where the failure to so qualify or be in good standing would not have a material adverse effect on the business, assets, operations or financial condition of the Company and its subsidiaries, taken as a whole, or any adverse effect on the Company's ability to consummate the transactions contemplated by, or to execute, deliver and perform its obligations under, each of the Transaction Documents (a "Material Adverse Effect").

        SECTION 3.02. SECURITIES OF THE COMPANY. The authorized Capital Stock of the Company consists of 150,000,000 shares of Common Stock and 10,000,000 shares
of preferred stock; as of June , 2001, [         ] shares of common stock and no
shares of preferred stock were outstanding and [        ] shares of Common Stock
were reserved for issuance upon


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exercise of outstanding convertible securities, warrants or pursuant to the
Company's Amended and Restated 1993 Stock Plan, 2000 Nonstatutory Stock Option Plan, 1999 Employee Stock Purchase Plan, 1999 Director Stock Option Plan and SmartSAN 1998 Equity Incentive Plan (collectively, the "Plans"). Except as set forth in the SEC Reports and the Disclosure Schedules, the Company has no other authorized, issued or outstanding equity securities or securities containing any equity features, or any other securities convertible into, exercisable for, exchangeable for or entitling any person to otherwise acquire any other securities of the Company containing any equity features. The Company has no stock option, incentive or similar plan other than the Plans under which the
issuance of [     ] shares of Common Stock may be issued. All of the outstanding shares of Capital Stock of the Company have been duly and validly authorized and issued, and are fully paid and nonassessable. The Common Shares in an amount up to the Maximum Share Amount) have been duly and validly authorized and have been duly reserved, and will remain available for issuance pursuant to this Agreement. When issued against payment therefor as provided in this Agreement, the Common Shares will be validly issued, fully paid and nonassessable, free and clear of all preemptive rights, claims, liens, charges, encumbrances and security interests of any nature whatsoever. Except as set forth in this Section 3.02, the SEC Reports or the Disclosure Schedules, there are no outstanding options, warrants, conversion rights, subscription rights, preemptive rights, rights of first refusal or other rights or agreements of any nature outstanding to subscribe for or to purchase any shares of Capital Stock of the Company or any other securities of the Company of any kind binding on the Company. The issuance of the Common Shares pursuant to this Agreement is not subject to any preemptive rights, rights of first refusal or other similar limitation. Except as otherwise required by law, there are no restrictions upon the voting or transfer of any shares of the Company's Capital Stock pursuant to the Company's Certificate of Incorporation, bylaws or other documents. Except as provided herein or in the other Transaction Documents, there are no agreements or other obligations (contingent or otherwise) that may require the Company to repurchase or otherwise acquire any shares of its Capital Stock.

        SECTION 3.03. AUTHORIZATION; ENFORCEABILITY. The Company has the corporate power and authority to execute, deliver and perform the terms and provisions of each of the Transaction Documents to be executed, delivered or performed by it and has taken all necessary corporate action to authorize the execution, delivery and performance by it of, and the consummation of the transactions contemplated by, the Transaction Documents. No other corporate proceeding on the part of the Company is necessary, and no consent of any shareholder of the Company is required, for the valid execution and delivery by the Company of the Transaction Documents, and except as described in Section
5.06 hereof, the performance and consummation by the Company of the transactions contemplated by the Transaction Documents to be performed by the Company. The Company has duly executed and delivered, or concurrently herewith is executing and delivering, each of the Transaction Documents. Assuming the due execution of this Agreement and the Registration Rights Agreement by the Investor, this Agreement and the Registration Rights Agreement constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with each of their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).


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        SECTION 3.04. NO VIOLATION; CONSENTS.

        (a) The execution, delivery and performance by the Company of the Transaction Documents and the consummation of the transactions contemplated thereby to be performed by the Company do not and will not (i) contravene the applicable provisions of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or Governmental Authority to or by which the Company or any of its subsidiaries or any of its respective property or assets is bound, (ii) violate, result in a breach of or constitute (with due notice or lapse of time or both) a default or give rise to an event of acceleration under any material contract, lease, loan or credit agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Company is a party or by which it or any of its subsidiaries is bound or to which any of its respective properties or assets is subject, nor result in the creation or imposition of any lien, security interest, charge or encumbrance of any kind upon any of the properties, assets or Capital Stock of the Company or any of its subsidiaries, or (iii) violate any provision of the organizational and other governing documents of the Company or any of its subsidiaries.

        (b) No consent, approval, authorization or order of, or filing or registration with, any court or Governmental Authority or other Person is required to be obtained or made by the Company for the execution, delivery and performance of the Transaction Documents or the consummation of any of the transactions contemplated thereby (other than (i) the registration of the resale of the Common Shares with the Commission and pursuant to any state "blue sky" laws as contemplated by the Registration Rights Agreement, (ii) the stockholder approval required by the rules applicable to companies whose common stock is quoted on NASDAQ described in Section 5.06 hereof and (iii) the filing of a Form D with the Commission), except for those consents or authorizations previously obtained and those filings previously made.

        SECTION 3.05. SECURITIES ACT REPRESENTATIONS. The Company has not offered or sold and will not offer or sell any shares of its Capital Stock in this offering other than to the Investor. Assuming the accuracy of the Investor's representations pursuant to Section 4.02 hereof, the sale of the Common Shares hereunder will be, exempt from the registration requirements of the Securities Act. Neither the Company, nor any of its Affiliates, or, to its knowledge, any Person acting on its or their behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Common Shares hereunder. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security other than pursuant to this Agreement under circumstances that would require registration under the Securities Act of the Common Shares to be issued under this Agreement. As of the date of this Agreement, the Company is eligible to use Form S-3 under the Securities Act to file the Registration Statement (as defined in the Registration Rights Agreement).

        SECTION 3.06. SOLVENCY; NO DEFAULT. (a) The Company is, and upon giving effect to the transactions contemplated hereby to be performed by it as of the Closing will be, Solvent. "Solvent" means that, as of the date of determination,
(i) the then fair saleable value of the assets of the Company (on a consolidated basis) exceeds the then total amount (on a consolidated basis) of its debts and other liabilities, (including any guarantees and other contingent, subordinated,


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unmatured or unliquidated liabilities whether or not reduced to judgment, disputed or undisputed, secured or unsecured), (ii) the Company has sufficient funds and cash flow to pay its liability on its existing debts as they become absolute and matured, (iii) final judgments against the Company in pending or, to the Company's knowledge, threatened actions for money damages will not be rendered at a time when, or in an amount such that, the Company will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account (a) the maximum reasonable amount of such judgments in any such actions (other than amounts that would be remote), (b) the earliest reasonable time at which such judgments would be rendered and (c) any reasonably expected insurance recovery with respect thereto), and (iv) the Company does not have unreasonably small capital with which to engage in its present business.

        (b) The Company is not, and immediately after the consummation of the transactions contemplated hereby to be performed by the Company will not be, in default of (whether upon the passage of time, the giving of notice or both) its organizational and other governing documents, or any provision of any security issued by the Company, or of any agreement, instrument or other undertaking to which the Company is a party or by which it or any of its property or assets is bound, or the applicable provisions of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or Governmental Authority to or by which the Company or any of its property or assets is bound, which default or violation, either individually or in the aggregate, is likely to have a Material Adverse Effect.

        SECTION 3.07. NO BROKERS. Other than Shoreline Pacific Institutional Finance, the Institutional Division of Financial West Group, no broker, finder, agent or similar intermediary is entitled to any broker's, finder's, placement or similar fee or other commission in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Company.

        SECTION 3.08. SEC REPORTS; FINANCIAL CONDITION; NO ADVERSE CHANGES. (a) The unaudited consolidated financial statements of the Company as of March 31, 2001, copies of which are publicly available, present fairly the financial condition and results of operations of the Company (on a consolidated basis) at such date and for the periods set forth therein (such consolidated financial statements, the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles as set forth in the opinions and pronouncements of the Accounting Principles Board of American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board as in effect on the date of filing of such documents with the Commission, applied on a consistent basis (except for changes concurred in by the Company's independent public accountants) unless otherwise expressly stated therein. Except as disclosed in the SEC Reports, during the period from April 1, 2001 to and including the date hereof, there has been no sale, transfer or other disposition by the Company of any material part of the business, property or securities of the Company and no purchase or other acquisition of any business, property or securities by the Company material in relation to the financial condition of the Company.

        (b) Except as are fully reflected or reserved against in the Financial Statements, there are no liabilities or obligations with respect to the Company or any of its subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which would have been required to be disclosed in the balance sheets included in the Financial

Statements that, either individually or in the aggregate, after taking into account (a) the maximum reasonable amount of any liability that may arise on account of any litigation or any other contingent liability or obligation (other than amounts that would be remote), (b) the earliest reasonable time at which any such liability or obligation may become due and (c) any reasonably expected insurance recovery with respect thereto, could reasonably be expected to have a Material Adverse Effect.

        (c) Since March 31, 2001, except as set forth in the SEC Reports and the Disclosure Schedules, there has been no development or event, nor any prospective development or event known to the Company or any of its subsidiaries, or any litigation, proceeding or other action seeking an injunction or other restraining order, damages or other relief from a court or administrative agency of competent jurisdiction pending, threatened or, to the knowledge of the Company, contemplated, or any action of any Governmental Authority, that has had or is likely to have a Material Adverse Effect (provided that any changes resulting from general economic conditions or the computer storage industry in general or fluctuations in the market price of the Company's Common Stock shall not be deemed to constitute a "Material Adverse Effect" for purposes hereof).

        SECTION 3.09. USE OF PROCEEDS; FEDERAL REGULATIONS. No part of the net proceeds from the sale of the Common Stock issued hereunder will be used in a manner that would violate the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System. The Company will not use such proceeds other than for or in connection with general working capital purposes.

        SECTION 3.10. SUBSIDIARIES. As of the date hereof, the Company has no subsidiaries other than those set forth in the SEC Reports.

        SECTION 3.11. NO INTEGRATED OFFERING. Neither the Company, nor any of its Affiliates, nor to its knowledge any Person acting on its or their behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the offer and sale of the Common Stock hereunder.

        SECTION 3.12. NO LITIGATION. Except as set forth in the SEC Reports or the Disclosure Schedules, no litigation or claim (including those for unpaid taxes), or environmental proceeding against the Company or any of its subsidiaries is pending, threatened or, to the Company's best knowledge, contemplated that, if determined adversely, would (after taking into consideration any reasonably expected insurance recovery with respect thereto) have a Material Adverse Effect on the Company.

        SECTION 3.13. ENVIRONMENTAL MATTERS. The Company and each of its subsidiaries is in compliance in all material respects with all applicable state and federal environmental laws, and no event or condition has occurred that may interfere in any material respect with the compliance by the Company or any of its subsidiaries with any environmental law or that may give rise to any liability under any environmental law that, individually or in the aggregate, would have a Material Adverse Effect.

        SECTION 3.14. INTELLECTUAL PROPERTY. The Company (and/or its subsidiaries) owns or has licenses to use certain patents, copyrights and trademarks ("intellectual property") associated with its business. The Company and its subsidiaries have all intellectual property rights that are needed to conduct the business of the Company and its subsidiaries as it is now being conducted as disclosed in the SEC Reports. To the Company's knowledge, the intellectual property rights that the Company (and/or its subsidiaries) owns are valid and enforceable. To the Company's knowledge, the use of such intellectual property by the Company (and/or its subsidiaries') does not infringe upon or conflict with any right of any third party, and neither the Company nor any of its subsidiaries has received notice, written or otherwise, of any such infringement or conflict. Except as set forth in the SEC Reports, the Company has no knowledge of any infringement of its (and/or its subsidiaries) intellectual property by any third party.

        SECTION 3.15. INSURANCE. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its subsidiaries are engaged. The Company has no reason to believe that it and its subsidiaries will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

        SECTION 3.16. RELATED PARTY TRANSACTIONS. Except as disclosed in the SEC Reports and the Disclosure Schedules none of the officers, directors, employees or 5% or greater shareholders of the Company is presently a party to any transaction with the Company or any of its subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or the advances of money or otherwise requiring payments to or from any such officer, director, employee or shareholder or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer, director, employee or shareholder has a substantial interest or is an officer, director, trustee or partner.

        SECTION 3.17. PERMITS. The Company and each of its subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "Company Permits"), and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits except for such Company Permits the failure of which to possess, or the cancellation or suspension of which, would not, individually or in the aggregate, have a Material Adverse Effect. To the best of its knowledge neither the Company nor any of its subsidiaries is in material conflict with, or in material default or material violation of, any of the Company Permits.

        SECTION 3.18. INTERNAL ACCOUNTING CONTROLS. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company's board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

        SECTION 3.19. TAX RETURNS. Except as set forth in the Disclosure Schedules, the Company has filed or caused to be filed all Federal tax returns and all material state and local tax returns required to have been filed by it and has paid or caused to be paid all taxes shown to be due and payable by it on such returns or on any assessments received by it, except any such tax, the validity or amount of which is being contested in good faith by appropriate proceedings and as to which the Company has set aside on its books adequate reserves with respect thereto in accordance with generally accepted accounting principles. Neither the Company nor its subsidiaries has received any tax assessment, notice of audit, notice of proposed adjustment or deficiency notice from any taxing authority.

        SECTION 3.20. DISCLOSURE. The representations and warranties of the Company in this Agreement and the statements contained in the SEC Reports and the Disclosure Schedules and the schedules, certificates and exhibits furnished to the Investor by or on behalf of the Company in connection herewith do not contain any untrue statement of a material fact and do not omit to state any material fact necessary to make the statements herein or therein not misleading. The SEC Reports contain all material information concerning the Company required to be set forth therein, and no event or circumstance has occurred or exists since December 31, 2000, that would require the Company to disclose such event or circumstance in order to make the statements in the SEC Reports not misleading as of the date of the Closing but that has not been so disclosed. The Company hereby acknowledges that the Investor is and will be relying on the SEC Reports and the Company's representations, warranties and covenants contained herein in making an investment decision with respect to the Common Shares and will be relying thereon (together with future reports filed with the Commission) in connection with any transfer of Common Shares.

                                   ARTICLE IV

            REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE INVESTOR

        The Investor hereby acknowledges, represents, warrants and covenants, to the Company as follows:

        SECTION 4.01. AUTHORIZATION; ENFORCEABILITY; NO VIOLATIONS.

        (a) The Investor is duly organized, validly existing and in good standing under the laws of its jurisdiction, has all requisite power and authority to execute, deliver and perform the terms and provisions of this Agreement and the Registration Rights Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement and the Registration Rights Agreement and to consummate the transactions contemplated hereby and thereby to be performed by it.

        (b) The execution, delivery and performance by the Investor of this Agreement and the Registration Rights Agreement and the consummation by the Investor of the transactions contemplated hereby and thereby to be performed by it do not and will not violate any provision of (i) the Investor's organizational documents or (ii) any law, statute, rule, regulation, order, writ, injunction, judgment or decree to which the Investor is subject. The Investor has duly executed and delivered this Agreement and has executed and delivered, or concurrently herewith is executing and delivering, the Registration Rights Agreement. Assuming the due execution hereof and thereof by the Company, each of this Agreement and the Registration Rights Agreement constitutes the legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

        SECTION 4.02. SECURITIES ACT REPRESENTATIONS; LEGENDS.

        (a) The Investor understands that: (i) the offering and sale of the Common Shares to be issued and sold hereunder is intended to be exempt from the registration requirements of the Securities Act; (ii) the initial offer and sale of the Common Shares issuable hereunder has not been registered under the Securities Act or any other applicable securities laws and such securities may be resold only if registered under the Securities Act and any other applicable securities laws or if an exemption from such registration requirements is available; and (iii) the Company is required to register any resale of the Common Shares under the Securities Act and any other applicable securities laws only to the extent provided in the Registration Rights Agreement.

        (b) The Investor represents that the Common Shares to be acquired by the Investor pursuant to this Agreement are being acquired for its own account and not with a view to, or for sale in connection with, any distribution thereof or (other than the resale of such Common Shares pursuant to an effective registration statement as contemplated by the Registration Rights Agreement) in violation of the Securities Act or any other securities laws that may be applicable.

        (c) The Investor represents that the Investor is not an affiliate (as such term is defined in the Securities Act) of the Company.

        (d) The Investor (i) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Common Stock and is capable of bearing the economic risks of such investment, including a complete loss of its investment in the Common Shares; (ii) believes that its investment in the Common Shares is suitable for it based upon its objectives and financial needs, and the Investor has adequate means for providing for its current financial needs and business contingencies and has no present need for liquidity of investment with respect to the Common Shares; (iii) has no present plan, intention or understanding and has made no arrangement to sell the Common Shares at any predetermined time or for any predetermined price; (iv) has not purchased, sold or entered into any put option, short position or similar arrangement with respect to the Common Shares, and will not, for the term of this Agreement purchase, sell or enter into any such put option, short position or similar arrangement in any manner that violates the provisions of the Securities Act or the Exchange Act.

        (e) The Investor acknowledges that no oral or written statements or representations have been made to the Investor by or on behalf of the Company in connection with the offering and sale of the Common Shares hereunder other than those set forth in the SEC Reports, or as set forth herein or in the other Transaction Documents, and the Investor represents that it is not subscribing for the Common Shares as a result of, or in response to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting.

        (f) The Investor acknowledges that the Securities Act restricts the transferability of securities, such as the Common Shares, issued in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereunder, and that, unless sold pursuant to the Registration Statement, the transfer of such Common Shares is restricted.

        (g) In the event that the Investor is required in the future to obtain any third party approvals, governmental or otherwise, in connection with the transactions contemplated by this Agreement, the Investor agrees it will use its commercially reasonable efforts to obtain such approvals and the Company shall not be penalized for any delays in obtaining, or the inability of the Investor to obtain, such approvals; accordingly, the Commitment Period shall be extended by the amount of any delays and the provisions of Section 9.13 shall not apply if such approval is not obtained.

        SECTION 4.03. NO BROKERS. No broker, finder, agent or similar intermediary is entitled to any broker's, finder's, placement or similar fee or other commission in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Investor.

        SECTION 4.04. TRADING GUIDELINES. The Investor has the right to sell shares of Common Stock during the Commitment Period. The Investor agrees, however, that from the date hereof until the end of the Commitment Period, neither the Investor nor any of its affiliates will intentionally, directly or indirectly, offer to sell, contract to sell or otherwise sell, dispose of, loan, pledge or grant any rights with respect to any shares of Common Stock other than the shares of Common Stock which the Investor has purchased under this Agreement (including for this purpose, in the case of a Draw Down Notice that has been delivered, the number of Draw Down Shares issuable in connection with such Draw Down Notice (assuming that the number of Draw Down Shares to be issued pursuant to such Draw Down Notice equals the Investment Amount specified in such Draw Down Notice divided by ninety-four percent (94%) of the Floor Price set forth in such Draw Down Notice)). The Investor further agrees to use commercially reasonable efforts to ensure that its affiliates comply with the foregoing restrictions.

                                    ARTICLE V

                                    COVENANTS

        SECTION 5.01. EXEMPTION FROM REGISTRATION; LIMITATION ON ISSUANCE OF SECURITIES.

        The Company will not make any offer to sell, solicit any offer to buy, agree to sell or sell any security or right to acquire any security, except at such time and in such manner so as not to cause the loss of any of the exemptions for the offer and sale of the Common Shares from the registration requirements under the Securities Act or under the securities or "blue sky" laws of any jurisdiction in which such offer, sale or issuance is made.

        SECTION 5.02. TRANSFER RESTRICTIONS.

        The Investor acknowledges that any proposed offer, sale, pledge or other transfer of Common Shares prior to the date that is two (2) years from the date of issuance (or such other date as may be required pursuant to Rule 144 under the Securities Act (or similar successor provision) as in effect from time to time), in the absence of registration under the Securities Act, is limited. Accordingly, prior to such passage of time or such registration, the Common Shares may be offered, sold, pledged or otherwise transferred only (i) to the Company, (ii) in an offshore transaction in accordance with Rule 904 under the Securities Act, (iii) pursuant to any other exemption from registration provided by the Securities Act, (iv) pursuant to Rule 144 under the Securities Act or (v) pursuant to an effective registration statement under the Securities Act; in the case of any transfer pursuant to clause (ii), (iii) or (iv), the Company shall be entitled to receive an opinion of the selling Investor's counsel, in form and substance reasonably satisfactory to the Company, to the effect that registration is not required in connection with such disposition.

        SECTION 5.03. RULES 144; CURRENT INFORMATION. For so long as any Common Shares constituting Registrable Securities are outstanding, the Company will (i) cause its Common Stock to continue to be registered under Section 12 of the Exchange Act, file all reports required to be filed by it under the Securities Act and the Exchange Act and will take such further actions as the Investor may reasonably request, all to the extent required from time to time to enable the Investor to sell Common Shares without registration under the Securities Act pursuant to the safe harbors and exemptions provided by Rule 144 under the Securities Act (to the extent applicable), as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission, and (ii) furnish the Investor with all reports, proxy statements and registration statements that the Company files with the Commission or distributes to its securityholders pursuant to the Securities Act and the Exchange Act at the times of such filings and distributions (unless such documents are available electronically from the Commission or elsewhere without charge and within a period reasonably contemporaneous with the filing thereof with the Commission, in which case such documents need not be provided to the Investor). Upon the request of the Investor, the Company will deliver to the Investor a written statement as to whether it has complied with the foregoing requirements.

        SECTION 5.04. RESERVATION OF COMMON SHARES. The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, sufficient shares of Common Stock to provide for the issuance of the Common Shares in an amount equal to the balance of the maximum number of Common Shares issuable under this Agreement (assuming issuance at the Floor Price) not then yet issued.

        SECTION 5.05. STOCK LISTING. The Company shall have the Common Shares in an amount equal to the maximum number of Common Shares issuable under this Agreement (assuming issuance at the Floor Price) approved for quotation or listing, prior to issuance, upon the Principal Market upon which the Common Stock is listed or traded at the time of issuance of such Common Shares and shall use its commercially reasonably efforts to maintain such listing.

        SECTION 5.06. STOCKHOLDER APPROVAL. In order to satisfy Nasdaq's stockholder approval requirements, the Company will use its best efforts to hold a stockholders meeting as soon as reasonably practicable to obtain stockholder approval to allow for the issuance to the Investor of the maximum number of shares of Common Stock which the Investor could acquire in accordance with the terms hereof (based on the Floor Price), which maximum amount could be deemed, if integrated with certain prior issuances of securities, to be in excess of 20% of the currently outstanding shares of Common Stock of the Company.

        SECTION 5.07. REPORTING STATUS. The Company's Common Stock is registered under Section 12(g) of the Exchange Act. So long as the Investor beneficially owns any of the Securities, the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

        SECTION 5.08. NO INTEGRATION. The Company shall not make any offers or sales of any security (other than the Common Shares) under circumstances that would require registration of the Common Shares being offered or sold hereunder under the Securities Act or cause the offer and sale of Common Shares to be integrated with any other offering of securities by the Company for the purpose of any stockholder approval provision applicable to the Company or its securities.

        SECTION 5.09. REGISTRATION RIGHTS. The Company shall cause the Registration Rights Agreement to remain in full force and effect during its term and the Company shall comply in all respects with the terms thereof.

        SECTION 5.10. NOTICE OF CERTAIN EVENTS AFFECTING REGISTRATION; SUSPENSION OF RIGHT TO DELIVER A DRAW DOWN NOTICE. The Company will immediately notify the Investor upon the occurrence of any of the following events in respect of the Registration Statement or related prospectus in respect of the resale of the Registrable Securities: (i) receipt of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any amendments or supplements to the Registration Statement or related prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose or the threatening of any proceeding for such purpose which the Company acting in good faith and based upon consideration of all relevant factors believes will imminently result in a proceeding for such purpose; (iv) the happening of any event that makes any statement made in the Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (v) a post-effective amendment or supplement to the Registration to reflect events covered by the Company's annual report on Form 10-K, quarterly report or Form 10-Q or current report on Form 8-K is necessary or will be necessary during the subsequent ten Trading Days, (vi) the withdrawal of any relevant Comfort Letter or Periodic Accountant's Report; and (vii) the Company's reasonable determination that a post-effective amendment or supplement to the Registration Statement would otherwise be appropriate; and the Company will promptly make available to the Investor any such supplement or amendment to the related prospectus. The Company shall not deliver to the Investor any Draw Down Notice during the continuation of any of the foregoing events and shall cancel an existing Draw Down by delivering a Draw Down Cancellation Notice in the manner required by Section 6.04 of this Agreement.

        SECTION 5.11. ISSUANCE OF DRAW DOWN SHARES. The sale and issuance of the Draw Down Shares shall be made in accordance with the provisions and requirements of Section 4(2) of the Securities Act and any applicable state law.

                                   ARTICLE VI

                       CONDITIONS TO DELIVERY OF DRAW DOWN
                      NOTICES AND CONDITIONS TO SETTLEMENT

        SECTION 6.01. CONDITIONS PRECEDENT TO THE OBLIGATION OF THE COMPANY TO ISSUE AND SELL COMMON STOCK. The obligation hereunder of the Company to issue and sell the Draw Down Shares to the Investor incident to each Settlement is subject to the satisfaction, at or before each such Settlement, of each of the conditions set forth below.

        (a) Accuracy of the Investor's Representation and Warranties. The representations and warranties of the Investor shall be true and correct in all material respects as of the date when made and as of the date of each such Settlement as though made at each such time (except for representations and warranties specifically made as of a particular date which shall be true and correct in all material respects as of the date when made).

        (b) Performance by the Investor. The Investor shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this

Agreement to be performed, satisfied or complied with by the Investor at or prior to such Settlement.

        SECTION 6.02. CONDITIONS PRECEDENT TO THE RIGHT OF THE COMPANY TO DELIVER A DRAW DOWN NOTICE. The right of the Company to deliver a Draw Down Notice hereunder is subject to the satisfaction, on the date of delivery of such Draw Down Notice, of each of the following conditions:

        (a) Effective Registration Statement. As set forth in the Registration Rights Agreement, the Registration Statement shall have previously been declared effective and shall remain effective and sales of all of the Registrable Securities (including all of the Draw Down Shares issued with respect to all prior Draw Downs and all of the Draw Down Shares expected to be issued in connection with the Draw Down specified by the current Draw Down Notice (assuming for such purpose that the Purchase Price applicable to such Draw Down is the Floor Price)) may be made by the Investor thereunder and (i) neither the Company nor the Investor shall have received notice that the Commission has issued or intends to issue a stop order with respect to the Registration Statement or that the Commission otherwise has suspended or withdrawn the effectiveness of the Registration Statement either, temporarily or permanently, or intends to do so, (ii) no other suspension of the use or withdrawal of the effectiveness of the Registration Statement or related prospectus shall exist and (iii) no event specified in Section 5.10 shall have occurred and be continuing.

        (b) Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the applicable Draw Down Date (with such representations and warranties to be appropriately updated to reflect the passage of time, e.g., the definition of SEC Reports shall be deemed to include reports filed subsequent to the date of this Agreement and Section
3.08 shall be deemed to also relate to the most recent publicly available financial statements of the Company) as though made at such time (except for representations and warranties specifically made as of a particular date which shall be true and correct in all material respects as of the date when made).

        (c) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and the Registration Rights Agreement to be performed, satisfied or complied with by the Company at or prior to such date, nor shall there have occurred an Event of Default under this Agreement.

        (d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby that prohibits or directly and adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or adversely affecting any of the transactions contemplated by this Agreement.

        (e) Material Adverse Changes. For the thirty (30) days preceding the date of delivery of such Draw Down Notice, no event that had or is reasonably likely to have a Material Adverse Effect shall have occurred (provided that any changes resulting from general economic conditions or the computer storage industry in general or fluctuations in the market price of the Company's Common Stock shall not be deemed to constitute a "Material Adverse Effect" for purposes hereof).

        (f) No Suspension of Trading In or Delisting of Common Stock. The trading of the Common Stock (including without limitation the Draw Down Shares) shall not have been suspended by the Commission, the Principal Market or the NASD and the Common Stock (including without limitation the Draw Down Shares) shall have been approved for listing or quotation on and shall not have been delisted from the Principal Market.

        (g) Comfort Letter; Periodic Accountant's Report. The Comfort Letter(s) in respect of the Registration Statement or any Form 8-K containing substantial financial information incorporated by reference into the Registration Statement shall have been delivered prior to the date of delivery of such Draw Down Notice, reasonably satisfactory in form and substance to the Investors, and shall not have been rescinded, and a Periodic Accountant's Report covering the Company's most recently completed fiscal quarter (other than the fourth fiscal quarter) in respect of which the Company has its results of operations shall have been delivered prior to the date of delivery of such Draw Down Notice, satisfactory in form and substance to the Investor, covering customary matters, and shall not have been rescinded.

        (h) No Knowledge. The Company shall have no knowledge of any event that would reasonably be expected to have the effect of causing such Registration Statement to be suspended or otherwise ineffective (which event is more likely than not to occur within the five (5) Trading Days following the Trading Day on which such Draw Down Notice is deemed delivered).

        (i) Trading Cushion. A period of five Trading Days shall have elapsed since the delivery of the preceding Draw Down Notice.

        (j) Maximum Share Amount. Unless the Company has obtained the requisite approval of its stockholders in accordance with the applicable rules of the Principal Market, in no event may the Company issue a Draw Down Notice to sell an Investment Amount to the extent that the sum of (x) the number of shares of Common Stock represented by the quotient of (i) the requested Investment Amount, divided by (ii) the Floor Price set forth in such Draw Down Notice, plus (y) the cumulative total of all Common Shares issued under all previous Draw Downs effected pursuant to this Agreement, would exceed the Maximum Share Amount.

        (k) Investment Amount Limitation. On each Draw Down Date, the Investment Amount specified in the applicable Draw Down Notice may not exceed the dollar amount which would result in a number of Draw Down Shares then to be purchased by the Investor (for purposes of this Section 6.02(k), assuming that such number of Draw Down Shares to be issued pursuant to such Draw Down Notice equals the Investment Amount specified in such Draw Down Notice, divided by the Floor Price) which would cause the Investor not to satisfy the conditions set forth in the following two sentences. Notwithstanding any other provision of this Agreement, the aggregate number of Common Shares issuable to the Investor in respect of a

Draw Down, together with the shares of Common Stock then beneficially owned (as defined in the Exchange Act) by the Investor and its affiliates, shall not exceed 4.9% of the total outstanding shares of Common Stock as of such date (the "4.9% Limitation"). The Investor agrees promptly to notify the Company if its determines, based on its good faith estimate that the maximum number of Draw Down Shares it may be required to purchase pursuant to a Draw Down Notice (based upon the then current market price of the Common Stock and the Investor's good faith estimate of the Maximum Draw Down Amount) would cause the Investor to exceed the 4.9% Limitation. In addition, notwithstanding any other provision of this Agreement during any consecutive 61-day period the Investor (together with its affiliates) may not be issued Common Shares to the extent such purchase, would in the aggregate exceed a number of shares of Common Stock exceeding 9.9% of the Company's issued and outstanding shares of Common Stock as of the first of such 61-day period nor may the Investor sell shares of Common Stock (whether acquired) pursuant to this Agreement or otherwise) in excess of 9.9% of the Company's issued and outstanding shares of Common Stock as of the first day of such 61-day period (the "9.9% Limitation"). The foregoing limitations may not be waived, amended or modified. The Company shall have no obligation to monitor compliance with the foregoing limitations. In the event the issuance of the full number of Common Shares pursuant to a Draw Down Notice (assuming the Common Shares were to be issued based on the Floor Price specified in such Draw Down Notice) would cause the Investor to be in violation of the foregoing limitations, the Investor shall within one Business Day of receiving such Draw Down Notice notify the Company and on the Settlement Date, the Investor shall only be required to purchase such number of Common Shares (pro rated over the Valuation Period) which would not cause the Investor to be in violation of such limitations.

        (l) Prospectus Supplement. To the extent required by rules and regulations of the Commission, a supplement to the prospectus included in the Registration Statement (the "Prospectus Supplement"), in form and substance to be agreed upon by the parties, setting forth information regarding the Draw Down including, without limitation, the Draw Down Date, the Investment Amount, the number of shares sold to the Investor in connection with all previous Draw Downs, if not previously disclosed in an SEC Document, and any additional information required by rules and regulations of the Commission, including Item 507 of Regulation S-K, shall have been filed with the Commission and sufficient copies thereof delivered to the Investor on the Trading Day immediately following the delivery of the Draw Down Notice.

        (m) Outside Counsel Letter. A letter of outside counsel with respect to the Registration Statement, rendered in form and substance in which "10b-5" letters are typically delivered, shall have been delivered, dated as of the date of delivery, which date shall not be earlier than the later to occur of (i) the effective date of the Registration Statement or any post-effective amendment or any supplement thereto, (ii) the date of any filing of a Form 8-K by the Company subsequent to the effective date of the Registration Statement, (iii) the date of any filing of a Form 10-Q by the Company subsequent to the effective date of the Registration Statement, (iv) the date of filing by the Company subsequent to the effective date of the Registration Statement of an Annual Report on Form 10-K and (v) the date of delivery of a Draw Down Notice covering an Investment Amount, when combined with the Investment Amount under all prior Draw Down Notices since the last 10b-5 letter was rendered, exceeds $2,500,000.

        SECTION 6.03. DOCUMENTS REQUIRED TO BE DELIVERED ON EACH DRAW DOWN DATE. The Investor's obligation to purchase Common Shares pursuant to a Draw Down hereunder shall additionally be conditioned upon the delivery to the Investor of a certificate in form and substance satisfactory to the Investor, executed by an executive officer of the Company and to the effect that all the conditions to such Draw Down Notice shall have been satisfied as at the date of such certificate.

        SECTION 6.04. DRAW DOWN CANCELLATION.

        (a) Mechanics of Draw Down Cancellation. If at any time during a Valuation Period, (i) any of the events specified in Section 5.10 of this Agreement shall occur, (ii) any of the conditions precedent to a Draw Down set forth in Section 6.02 shall no longer be satisfied as of any date during the Valuation Period or (iii) the Company discovers that a document set forth in
Section 6.03(a) or (b) or the most recent applicable Comfort Letter(s) or Periodic Accountant's Report(s) would not be deliverable in the precise form so delivered if delivered as of such date during the Valuation Period, then the Company shall cancel the Draw Down (a "Draw Down Cancellation") immediately by delivering written notice to the Investor specifying the reasons therefor (the "Draw Down Cancellation Notice"), by facsimile and overnight courier. The Draw Down Cancellation Notice shall be deemed delivered on (i) the Trading Day it is received by facsimile or otherwise by the Investor if such notice is received prior to 5:00 p.m., New York City time, or (ii) the immediately succeeding Trading Day if it is received by facsimile or otherwise after 5:00 p.m., New York City time, on a Trading Day, or at any time on a day which is not a Trading Day. No Draw Down Cancellation Notice may be deemed delivered on a day that is not a Trading Day. "Draw Down Cancellation Date" shall be the date the Draw Down Cancellation Notice is deemed delivered pursuant to the preceding sentence; notwithstanding the foregoing, the Company shall not deliver Draw Down Shares with respect to the non-canceled portion of the Investment Amount it would otherwise be required to deliver on the applicable Settlement Date but shall be required to compensate the Investor for its actual damages in respect of such non-delivery as provided in Section 2.05(a).

        (b) Effect of Draw Down Cancellation. If a Draw Down Cancellation Notice has been delivered to the Investor after a Draw Down Date, the Valuation Period for such Draw Down shall (except as provided in the proviso to the succeeding sentence) end on the Trading Day immediately preceding the Draw Down Cancellation Date. In such event, the Investment Amount relating to such Draw Down shall be reduced by one-fifth (1/5) with respect to each Trading Day during the period beginning on and including the Draw Down Cancellation Date and ending on the last Trading Day of such Valuation Period. Anytime a Draw Down Cancellation Notice is delivered to the Investor, such Draw Down shall remain effective as to the portion of the Investment Amount not canceled pursuant to the preceding sentence.

                                   ARTICLE VII
                                   TERMINATION

        SECTION 7.01. TERM; TERMINATION BY MUTUAL CONSENT. Subject to the provisions of Section 7.02, the term of this Agreement shall run until the end of the Commitment Period; provided that the right of the Company to effect any Draw Downs under this Agreement may be terminated at any time by mutual consent of the parties. Notwithstanding the foregoing, the

Company may terminate this Agreement at any time provided that, simultaneously with such termination, it shall make any payment required by Section 9.13.

        SECTION 7.02. TERMINATION BY THE INVESTOR. The Investor may terminate the right of the Company to effect any Draw Downs under this Agreement upon one
(i) Trading Day's notice if any of the following events (each, an "Event of Default") shall occur:

        (a) The Company (i) fails to issue shares of Common Stock to the Investor on any Settlement Date as provided herein, (ii) fails to remove any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate or any shares of Common Stock issued to the Investor as and when required by this Agreement or the Registration Rights Agreement, or
(iii) fails to fulfill its obligations pursuant to this Agreement (or makes any announcement, statement or threat that it does not intend to honor the obligations described in this paragraph), and, in each of the cases described in clauses (i) through (iii) above, any such failure shall continue uncured (or any announcement, statement or threat not to honor its obligations shall not be rescinded in writing) for five (5) Trading Days after the Company shall have been notified thereof in writing by the Investor;

        (b) The Company fails to obtain effectiveness of the Registration Statement within 180 days from the Closing Date, or fails to obtain the effectiveness of any additional Registration Statement required to be filed pursuant to the Registration Rights Agreement within ninety (90) days after the occurrence of the event that requires such filing, or any such Registration Statement, after its initial effectiveness, lapses in effect or sales of all of the Registrable Securities otherwise cannot be made thereunder (whether by reason of the Company's failure to amend or supplement the prospectus included therein in accordance with the Registration Rights Agreement, the Company's failure to file and obtain effectiveness with the Commission of an additional Registration Statement required pursuant to the Registration Rights Agreement or otherwise) for more than twenty (20) consecutive Trading Days or more than eighty (80) Trading Days in any twelve (12) month period after such Registration Statement becomes effective;

        (c) The Company or any subsidiary shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for all or substantially all of its property or business; or such a receiver or trustee shall otherwise be appointed;

        (d) Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company or any subsidiary of the Company;

        (e) The Company shall fail to maintain the listing of the Common Stock on a Principal Market or trading in such Common Stock shall otherwise be halted or suspended for a period of ten (10) consecutive Trading Days;

        (f) The sale, conveyance or disposition of all or substantially all of the assets of the Company, the effectuation by the Company of a transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of (excluding a transaction or series of related transactions in which such voting power is broadly disseminated and no person or group of related persons acquires more than 20% of such voting power pursuant to such transaction or series of related transactions so long as the aggregate voting power held by the person or group of related persons as a result thereof does not exceed 30% of the voting power of the Company), or the consolidation, merger or other business combination of the Company with or into any other Person or Persons when the Company is not the survivor;

        (g) The Company breaches any material representation, warranty or covenant contained in this Agreement or the other Transaction
Documents; or

        (h) Since the date hereof, the Company's Common Stock shall have traded below the Minimum Floor Price for a period of 30 consecutive Trading Days.

                                  ARTICLE VIII
                NON-DISCLOSURE OF MATERIAL NON-PUBLIC INFORMATION

        SECTION 8.01. NON-DISCLOSURE OF MATERIAL NON-PUBLIC INFORMATION.

        (a) The Company covenants and agrees that it shall refrain from disclosing, and shall cause its officers, directors, employees and agents to refrain from disclosing, any material non-public information to the Investor, unless prior to disclosure of such information the Company identifies such information as being material non-public information and provides the Investor and its advisors and representatives with the opportunity to accept or refuse to accept such material non-public information for review.

        (b) The Company acknowledges and understands that the Investor is entering into this Agreement and the Registration Rights Agreement at the request of the Company and in good faith reliance on (i) the Company's representation set forth in this Agreement that neither it nor its agents have disclosed to the Investor any material non-public information; and (ii) the Company's covenant set forth in this Agreement that if the Company comes into possession of any material non-public information, the Company shall timely make full and complete public disclosure of such information in accordance with all applicable securities laws.

        (c) Nothing herein shall require the Company to disclose material non-public information to the Investor or its advisors or representatives, and the Company represents that it does not disseminate material non-public information to any investors who purchase stock in the Company in a public offering, to money managers or to securities analysts; provided, however, that notwithstanding anything herein to the contrary, the Company will, as hereinabove provided, immediately notify the Investor and its advisors and representatives and, if any, underwriters, of the existence of any event or circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting material non-public information (whether or not requested of the Company specifically or generally during the course of due diligence by such persons or entities), which, if not disclosed in the prospectus included in the Registration Statement would cause such prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

                                   ARTICLE IX

                                  MISCELLANEOUS

        SECTION 9.01. PRESS RELEASES AND DISCLOSURE. The Company shall as soon as practicable following the Closing Date but in no event more than five (5) days following the Closing Date, shall file with the Commission a Current Report on Form 8-K (or otherwise include in an Annual Report on Form 10-K) describing the material terms of the transactions contemplated hereby. No party hereto shall issue any press release or make any other public disclosure related to this Agreement or any of the transactions contemplated hereby without the prior written approval of the other party hereto, except as may be necessary or appropriate in the opinion of the party seeking to make disclosure to comply with the requirements of applicable law or stock exchange rules. If any such press release or public disclosure is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure that is satisfactory to all parties.

        SECTION 9.02. EXPENSES. The Company will pay all of the Investor's expenses (including reasonable attorneys' fees and expenses) in connection with the negotiation of the Transaction Documents subject to a maximum of $35,000, which shall be payable at the Closing.

        SECTION 9.03. NOTICES. All notices, demands, requests, consents, approvals or other communications required or permitted to be given hereunder or that are given with respect to this Agreement shall be in writing and shall be personally served or deposited in the mail, registered or certified, return receipt requested, postage prepaid or delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice: (i) if to the Company, to:
Gadzoox Networks, Inc., 5850 Hellyer Avenue, San Jose, CA 95138 Attention: David Eichler, Facsimile No.: (408) 360-4951, with copies (which shall not constitute notice) to: Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, CA 94304, Attention: Bruce McNamara, Facsimile No.: (650) 496-4367; and (ii) if to the Investor, Societe Generale c/o SG Cowen Securities Corporation, 1221 Avenue of the Americas, New York, NY 10020 Attention: Guillaume Pollet, Facsimile No.:
(212) 278-5467, with copies (which shall not constitute notice) to: Jones, Day, Reavis & Pogue, 599 Lexington Avenue, New York, NY 10022, Attention: J. Eric Maki, Facsimile No.: (212) 755-7306. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile. Notice otherwise sent as provided herein shall be deemed given on the third business day following the date mailed or on the next business day following delivery of such notice to a reputable air courier service.

        SECTION 9.04. ENTIRE AGREEMENT. This Agreement (together with the other Transaction Documents and all other documents delivered pursuant hereto and thereto) constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written, with respect to the subject matter hereof.

        SECTION 9.05. AMENDMENT AND WAIVER. This Agreement may not be amended, modified, supplemented, restated or waived except by a writing executed by the party against which such amendment, modification or waiver is sought to been enforced. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

        SECTION 9.06. ASSIGNMENT; NO THIRD PARTY BENEFICIARIES. This Agreement and the rights, duties and obligations hereunder may not be assigned or delegated by the Company or the Investor. Any purported assignment or delegation of rights, duties or obligations hereunder made without the prior written consent of the other party hereto shall be void and of no effect. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their respective successors. This Agreement is not intended to confer any rights or benefits on any Persons other than as set forth above.

        SECTION 9.07. SEVERABILITY. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

        SECTION 9.08. FURTHER ASSURANCES. Each party hereto, upon the request of any other party hereto, shall do all such further acts and execute, acknowledge and deliver all such further instruments and documents as may be reasonably necessary or desirable to carry out the transactions contemplated by this Agreement.

        SECTION 9.09. TITLES AND HEADINGS. Titles, captions and headings of the sections of this Agreement are for convenience of reference only and shall not affect the construction of any provision of this Agreement.

        SECTION 9.10. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, INTERPRETED UNDER, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WITHIN THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

        SECTION 9.11. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, all of which taken together shall constitute one and the same instrument.

        SECTION 9.12. REPORTING ENTITY FOR THE COMMON STOCK. The reporting entity relied upon for the determination of the VWAP, trading price or trading volume of the Common Stock on any given Trading Day for the purposes of this Agreement shall be Bloomberg Financial.

        SECTION 9.13. COMMITMENT FEE PAYMENT. In the event Company shall not issue Draw Down Shares for an aggregate Investment Amount of at least $5,000,000 prior to the termination of this Agreement, the Company shall pay the Investor the amount of $300,000 (pro rated for issuances prior to the termination of this Agreement), payable two business days following termination of this Agreement. Notwithstanding the foregoing, if this Agreement is terminated by the Company for Cause, the Company shall not be obligated to make any payments to the Investor. "Cause" for purposes of this Section 9.13 shall mean breach by the Investor of any representation, warranty, covenant or other obligation of the Investor set forth in this Agreement or the Registration Rights Agreement.

        SECTION 9.14. ADJUSTMENTS FOR STOCK SPLITS, ETC. The Maximum Share Amount, the minimum Floor Price and calculations of the Average Daily Trading Volume shall be equitably adjusted to reflect stock splits, stock dividends, reverse stock splits and similar events.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

                               GADZOOX NETWORKS, INC.

                               By:
                                   --------------------------------------------
                                   Name:  Michael Parides
                                   Title: President and Chief Executive Officer


                               SOCIETE GENERALE

                               BY:
                                   --------------------------------------------
                                   Name:  Guillaume Pollet
                                   Title: Authorized Signatory

                                    EXHIBIT A

                             GADZOOX NETWORKS, INC.

                                DRAW DOWN NOTICE


[Date]

Societe Generale
c/o SG Cowen Securities Corporation
1221 Avenue of the Americas
New York, New York 10022
Attn: Guillaume Pollet/John Lee

        Reference is made to the Equity Line Financing Agreement between Gadzoox Networks, Inc. (the "Company") and Societe Generale dated as of June 28, 2001. The Company confirms that all conditions to the delivery of this Draw Down Notice are satisfied as of the date hereof.


Effective Date of Delivery of Draw Down Notice (determined pursuant to Section
2.03(b)):          .
         ----------

First Date of Valuation Period:                    .
                                -------------------

Last Date of Valuation Period:                      .
                               ---------------------

Settlement Date:                     .
                 --------------------

Draw Down Amount (not to exceed Maximum Draw Down Amount):                    .
                                                          -------------------

Calculation of Maximum Draw Down Amount:                   .
                                         ------------------

Floor Price Limitation (if none specified, $1.00):                  .
                                                  ------------------

                                        GADZOOX NETWORK, INC.

                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:

                             GADZOOX NETWORKS, INC.
                              DISCLOSURE SCHEDULES

        These Disclosures Schedules have been prepared and delivered in connection with the Equity Line Financing Agreement, dated as of June 28, 2001 (the "Agreement") between Gadzoox Networks, Inc., a Delaware corporation (the "Company") and Societe Generale. Except as otherwise defined herein, capitalized terms used herein have the meanings assigned thereto in the Agreement.

        The descriptive headings herein are inserted for convenience of reference only and shall in no way be construed to define, limit, describe, explain, modify, amplify, or add to the interpretation, construction or meaning of any matter disclosed in these Disclosure Schedules.

        Certain matters are described in these Disclosure Schedules for information purposes notwithstanding the fact that, because they do not rise above applicable materiality thresholds or otherwise, they are not required to be listed by the terms of the Agreement. In no event shall the inclusion of such matters in these Disclosure Schedules be deemed or interpreted to broaden or otherwise amplify the representations and warranties contained in the Agreement. No inclusion of a matter on the Disclosure Schedules shall constitute an admission that a matter is "material" or would have a Material Adverse Effect. These Disclosure Schedules are arranged by schedule corresponding to the numbered and lettered paragraphs of the Agreement and any matter described in response to one section of the Agreement shall be deemed to be described in response to all applicable sections of the Agreement, whether or not there is an express cross-reference.

                                  SCHEDULE 3.01
                            ORGANIZATION AND STANDING

        The Company currently is not in good standing in the State of Massachusetts because the Company did not pay its 2000 annual tax bill of $85. The Company currently is in the process of refiling with the State of Massachusetts.

                                  SCHEDULE 3.02
                            SECURITIES OF THE COMPANY

        The Company issued a warrant to Mission West Properties, L.P. II (the Company's landlord) to purchase 50,000 shares of its common stock.

        The Company issued a warrant to Shoreline Pacific Equity Partners to purchase 168,000 shares of its common stock.

        In May 2001, the Company sold 5,600,000 shares of its common stock in a private placement transaction and received net proceeds of approximately $14.4 million. Under the terms of the purchase agreement, the Company is obligated to register such shares of common stock on a Form S-3. In the event that the registration statement is not declared effective on or before 360 days following May 25, 2001, the Company shall be obligated to repurchase the shares from the investors at 11% of the original purchase price.

                                  SCHEDULE 3.04
                             NO VIOLATION; CONSENTS

        The Company entered into a First Amended and Restated Registration and Information Rights Agreement dated as of October 12, 1998 (the "Rights Agreement") pursuant to which certain of the Company's stockholders have the right to cause the Company to register its securities. Pursuant to the Rights Agreement, the Company may not grant registration rights to any third party unless such registration rights are subordinate to the registration rights granted under the Rights Agreement. Accordingly, the registration rights granted hereunder are expressly made subordinate to the registration rights granted in the Rights Agreement.

                                SCHEDULE 3.08(c)
               SEC REPORTS; FINANCIAL CONDITION; NO ADVERSE CHANGE

        On June 6, 2001, a putative securities class action, captioned Cooper v. Gadzoox Networks, Inc., et al., Civil Action No. 01-CV-5309-RO, was filed against the Company, three of its former officers (Bill Sickler, Christine Munson and Alistair Black), and Credit Suisse First Boston Corporation and BancBoston Robertson Stephens, Inc., two underwriters in the Company's initial public offering, in the United States District Court for the Southern District of New York. The complaint alleges violations of Section 11 of the Securities Act of 1933 ("Securities Act") against all defendants, a violation of Section 15 of the Securities Act against Sickler, Munson and Black, and violations of
Section 12(a)(2) of the Securities Act and Section 10(b) of the Securities Exchange Act of 1934 (and Rule 10b-5, promulgated thereunder) against the underwriters. The complaint seeks unspecified damages on behalf of a purported class of purchasers of common stock between July 19, 1999 and December 6, 2000. As of June 18, 2001, various plaintiffs have filed similar actions asserting virtually identical allegations against at least 45 other companies. To date, there have been no significant developments in the litigation. As of June 26, 2001, the Company has received two substantially identical lawsuits and anticipates that additional related lawsuits may be brought with substantially identical allegations to the Cooper lawsuit. The Company anticipates that all such lawsuits will eventually be coordinated or consolidated with one another. The Company intends to defend the lawsuit vigorously.

                                  SCHEDULE 3.12
                                  NO LITIGATION

        On June 6, 2001, a putative securities class action, captioned Cooper v. Gadzoox Networks, Inc., et al., Civil Action No. 01-CV-5309-RO, was filed against the Company, three of its former officers (Bill Sickler, Christine Munson and Alistair Black), and Credit Suisse First Boston Corporation and BancBoston Robertson Stephens, Inc., two underwriters in the Company's initial public offering, in the United States District Court for the Southern District of New York. The complaint alleges violations of Section 11 of the Securities Act of 1933 ("Securities Act") against all defendants, a violation of Section 15 of the Securities Act against Sickler, Munson and Black, and violations of
Section 12(a)(2) of the Securities Act and Section 10(b) of the Securities Exchange Act of 1934 (and Rule 10b-5, promulgated thereunder) against the underwriters. The complaint seeks unspecified damages on behalf of a purported class of purchasers of common stock between July 19, 1999 and December 6, 2000. As of June 18, 2001, various plaintiffs have filed similar actions asserting virtually identical allegations against at least 45 other companies. To date, there have been no significant developments in the litigation. As of June 26, 2001, the Company has received two substantially identical lawsuits and anticipates that additional related lawsuits may be brought with substantially identical allegations to the Cooper lawsuit. The Company anticipates that all such lawsuits will eventually be coordinated or consolidated with one another. The Company intends to defend the lawsuit vigorously.

                                  SCHEDULE 3.15
                                    INSURANCE

        The Company does not maintain "key employee" insurance.

                                  SCHEDULE 3.16
                           RELATED PARTY TRANSACTIONS

       The Company extended loans to two executive officers in the aggregate amount of $535,000 to finance a portion of the purchase price of their principal residence. The notes bear interest at the rates of 6.0% and 6.3% and the principal amounts due, plus interest, are forgiven over two and four year periods, subject to certain conditions included in the terms of the notes.

                                 SCHEDULE 3.19
                                  TAX RETURNS

        The Company did not pay its Massachusetts 2000 annual tax bill of $85.

                                  SCHEDULE 3.20
                                   DISCLOSURE

        The Company's independent auditors have not yet made a determination as to whether they will issue a "going concern" qualification to their audit opinion with respect to their audit report to be filed with the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2001.


                                      -10-